PARTIAL RELEASE OF NON-COMPETE PROVISIONS OF EMPLOYMENT AGREEMENT
                          BETWEEN STEVEN M. SCOTT, M.D.
                                       AND
                          COASTAL PHYSICIAN GROUP, INC.


     This Partial Release of Non-Compete Provisions of Employment Agreement is made and entered into this the ____ day of March, 1998, by and between Steven M. Scott, M.D. ("Scott") and Coastal Physician Group, Inc. ("Coastal").

     Scott and Coastal are parties to an Employment Agreement dated April 1, 1991, ("Agreement") pursuant to which Scott is employed by Coastal as its President and Chief Executive Officer; and

     The Agreement contains certain provisions restricting Scott's activities that are in competition with Coastal or its subsidiaries; and

     An affiliate of Scott, Coastal and certain of its subsidiaries, have entered into an agreement dated the date hereof (the "Purchase Agreement") pursuant to which such affiliate of Scott, known as DHP Holdings, LLC, will purchase the stock of Doctors Health Plan, Inc. ("DHP"); and

     The parties are desirous of amending the Agreement in order that the ownership, operation and potential expansion of DHP into certain areas by Scott or any of his affiliates shall not be deemed to be a violation of the non-competition or any other provisions of the Agreement.

     NOW, THEREFORE, in consideration of the purchase of the stock of DHP referred to above, the parties agree as follows:

     1. Partial Release of Non-Compete Provisions. Notwithstanding the non-compete or any other provisions of the Agreement, and notwithstanding any provisions of any other agreement between Scott or any of his affiliates other than Coastal or its subsidiaries (collectively, the "Scott Entities") and Coastal or any of its subsidiaries (collectively, the "Coastal Entities"),

          a. except as provided in c. below, the Scott Entities may hereafter enter into the business of owning, managing, operating or otherwise providing services to health maintenance organizations, preferred provider organizations or similar organizations (collectively "HMOs");

          b. except as provided in c. below, the Scott Entities shall be permitted to increase and expand their ownership, management, and operation of HMOs, including without limitation creating start up locations or acquiring additional HMOs in any geographic location; and

          c. notwithstanding the foregoing, so long as Coastal and/or its affiliates operate HMOs in the States of Florida and Georgia, the Scott Entities shall not manage, operate, own or provide any services to any HMO in any counties in which such HMOs operated by Coastal and/or its affiliates provide services or any county contiguous to such counties.

     For so long as the  Coastal  Entities'  non-compete  agreement  pursuant to
Section 5.9 of the Purchase Agreement remains in effect, the Scott Entities shall not be required to first offer the Coastal Entities any opportunities which the Scott Entities may have to increase or expand their ownership, management or operation of, or other business relationships with HMOs (other than opportunities in the counties in Florida and Georgia in which Coastal and/or its affiliates operate HMOs and contiguous counties, which the Scott Entities are prohibited from pursuing). Upon expiration of the Coastal Entities' non-compete agreement in accordance with Section 5.9 of the Purchase Agreement, if any opportunities to own, operate, manage or otherwise provide services to HMOs are made available to Scott or any of the other Scott Entities by reason of Scott's position as an officer, employee, director or shareholder of Coastal, then Scott shall first make reasonable efforts to determine whether Coastal desires to avail itself of such opportunity. If Coastal informs Scott that it intends to avail itself of such opportunity, then Scott and the other Scott Entities shall not pursue such opportunity or enter into any transaction with respect to such opportunity unless and until Coastal shall advise Scott that no Coastal Entity has any further interest in pursuing such opportunity.

     2. Ratification of Remainder of Agreement. Except as specifically modified herein, the remaining terms of the Agreement are hereby specifically ratified and confirmed in all respects.

     IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first above written.

                                       COASTAL PHYSICIAN GROUP, INC.

                                       By:
                                          --------------------------------
                                       Title:
                                             -----------------------------


                                       -----------------------------------
                                       Steven M. Scott, M.D.

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